UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2017

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On August 14, 2017, VMware, Inc. (“VMware”) issued a press release announcing the commencement of an offering of senior notes (the “notes”).

VMware intends to use the net proceeds from the offering of the notes to (i) repay promissory notes in the aggregate principal amount of $1.23 billion, which were issued to EMC Corporation (“EMC”) (an affiliate of VMware) in connection with a note exchange agreement on January 21, 2014 and (ii) to fund the additional purchase of up to $1.0 billion of its Class A common stock over the next 12 months, pursuant to a stock repurchase program authorized by VMware’s board of directors. VMware intends to use the remaining proceeds for general corporate purposes, which may include pursuing various mergers and acquisitions and repaying other indebtedness. VMware has no plans for issuing a dividend. The stock repurchase authorization is conditioned on the consummation of the offering of the senior notes.

VMware has agreed to pay EMC (i) in respect of the promissory note due 2018, 100% of the aggregate principal amount of the note then outstanding, plus accrued and unpaid interest and (ii) in respect of the promissory note due 2020, 99% of the aggregate principal amount of the note then outstanding, plus accrued and unpaid interest. Upon payment of such amounts, the promissory notes will be paid and discharged and of no further force or effect, and all of VMware’s obligations thereunder will be terminated.

VMware also announced an increase in VMware’s stock repurchase authorization of $1 billion. The authorization is in addition to the Company’s ongoing $1.2 billion stock repurchase program for fiscal 2018, originally announced in January 2017, of which $0.9 billion remains available for purchase. Stock will be purchased from time to time, in the open market or through private transactions, subject to market conditions. The timing of any repurchase and the actual number of shares repurchased will depend on a variety of factors, including VMware’s stock price, corporate and regulatory requirements and other market and economic conditions.

This Item 8.01 contains forward-looking statements including, among other things, statements regarding the proposed offering, the use of proceeds and the stock repurchase program. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including (1) successful completion of the offering, (2) fluctuations and volatility in VMware’s stock price, (3) the impact of macroeconomic conditions on customer demand, (4) changes in VMware’s financial condition, (5) changes in business opportunities and priorities that could cause VMware to consider alternative uses of cash, (6) fluctuations in the level of cash held in the United States that is available for stock repurchases and (7) the level of proceeds from employee stock option exercises and VMware’s employee stock purchase plan. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release of VMware, Inc. dated August 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2017		VMware, Inc.

	By:	/s/ Zane Rowe
Zane Rowe
Chief Financial Officer and Executive Vice President